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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-34130) of SCG Holding Corporation of our reports dated February 17, 2000 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.


/s/ PricewaterhouseCoopers LLP
    ---------------------------
    PricewaterhouseCoopers LLP


Phoenix, Arizona
April 27, 2000